      As filed with the Securities and Exchange Commission on May 6, 1999
                             Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            _______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                            _______________________

                     NORTHPOINT COMMUNICATIONS GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                   222 Sutter Street              52-214-7716
                            San Francisco, California 94108
(State of Incorporation)       (Address of Principal           (I.R.S. Employer
                                 Executive Offices)          Identification No.)
                            _______________________

       NorthPoint Communications Group, Inc. Employee Stock Purchase Plan
                            (Full Title of the Plan)
                            _______________________

                               Michael W. Malaga
               Chairman of the Board and Chief Executive Officer
                     NorthPoint Communications Group, Inc.
                               222 Sutter Street
                        San Francisco, California 94108
                                 (415) 403-4003

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                                Michael W. Hall
                                Latham & Watkins
                             135 Commonwealth Drive
                          Menlo Park, California 94025
                                 (650) 328-4600
                            _______________________

                        Calculation of Registration Fee

==================================================================================================================
                                                                    Proposed           Proposed
                                                  Number of          Maximum            Maximum          Amount of
                                                Shares to be     Offering Price        Aggregate       Registration
    Title of Securities to be Registered        Registered(1)     Per Share(2)     Offering Price(2)      Fee(2)
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value...............     4,000,000         $0.40              $1,600,000         $569.80
Interests in NorthPoint Communications
 Group, Inc. Employee Stock Purchase Plan....        (3)               --                      --              --
==================================================================================================================

(1) This registration statement shall also cover any additional shares of common stock which become issuable under the NorthPoint Communications Group, Inc. Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of NorthPoint Communications Group, Inc.
(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the book value per share of common stock ($0.40) of NorthPoint Communications Group, Inc. on February 28, 1999.
(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered and sold pursuant to the NorthPoint Communications Group, Inc. Employee Stock Purchase Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

  The following documents which we filed with the Commission are incorporated by reference into this registration statement:

     (a) The description of Common Stock contained in our registration statement on Form 8-A (File No. 0-29828) filed with the Commission on April 1, 1999 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or report filed for the purpose of amending such description.

     (b) In addition, all documents which we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         -------------------------

  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

  The validity of the issuance of the shares of Common Stock described herein has been passed upon for us by Latham & Watkins, San Francisco, California. Certain Latham & Watkins attorneys hold shares of our Common Stock.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

  Article VII of our Third Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law ("Delaware Law"), as it now exists or as it may be amended in the future, a director of our company shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware Law, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to our company or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of our Third Amended and Restated Certificate of Incorporation is to eliminate our rights and the rights of our stockholders (through stockholders' derivative suits on behalf of us) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through
(iv) above. This provision does not limit or eliminate our rights or the rights of any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Third Amended and Restated Certificate of Incorporation provides that we shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our company or any predecessor of our company, or serves or served at any other enterprise as a director or officer at our request.

  We have also entered into indemnification agreements with each of our directors and executive officers, which also provide for indemnification against certain liabilities, including certain liabilities under the Securities Act. We currently maintain directors' and officers' liability insurance. The policy insures directors and officers for liabilities incurred in connection with or on behalf of us, except for losses incurred on account of certain specified liabilities, including losses from matters which may be deemed uninsurable under the law pursuant to which this policy shall be construed.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

  Not Applicable.

Item 8.  Exhibits.
         --------

  The following are the exhibits required by Item 601 of Regulation S-K:

Exhibit
Number
-------
5.1      Opinion of Latham & Watkins.
10.1*    NorthPoint Communications Group, Inc. Employee Stock Purchase Plan.
10.2     First Amendment to the NorthPoint Communications Group, Inc. Employee
           Stock Purchase Plan.
23.1     Consent of Latham & Watkins (included in Exhibit 5.1).
23.2     Consent of PricewaterhouseCoopers LLP.
24.1     Power of Attorney (included on page 5 of this registration statement).

________________________

*Incorporated by reference to Exhibit 10.1 of Amendment No. 1 to the registrant's registration statement on Form S-1 (File No. 333-73065) filed on March 31, 1999.

Item 9.  Undertakings.
         ------------

   (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant, NorthPoint Communications Group, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 5th day of May, 1999.

                                 NorthPoint Communications Group, Inc.

                                  By: /s/ Michael W. Malaga
                                      -------------------------------------
                                      Michael W. Malaga
                                      Chairman of the Board and Chief Executive
                                      Officer

                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Michael W. Malaga and Henry P. Huff, with full power of substitution and resubstitutions and full power to act without the other, his or her true and lawful attorneys-in-fact and agents to act for him or her in his or her name, place or stead, in any and all capacities, to sign any amendments to this registration statement on Form S-8 (including post-effective amendments) and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                               Title                                 Date
---------------------------------  ---------------------------------------  --------------------------------
/s/ Michael W. Malaga               Chairman of the Board and Chief                    May 5, 1999
---------------------------------   Executive Officer (Principal Executive
Michael W. Malaga                   Officer)

/s/ Henry P. Huff                   Chief Financial Officer and Vice                   May 5, 1999
---------------------------------   President, Finance (Principal
Henry P. Huff                       Financial and Accounting Officer)

/s/ Robert K. Dahl
---------------------------------  Director                                           May 5, 1999
Robert K. Dahl


---------------------------------  Director                                           May 5, 1999
Michael J. Fitzpatrick

/s/ Reed H. Hundt
---------------------------------  Director                                           May 5, 1999
Reed H. Hundt

/s/ Andrew S. Rachleff
---------------------------------  Director                                           May 5, 1999
Andrew S. Rachleff


/s/ Dino J. Vendetti
---------------------------------  Director                            May 5, 1999
Dino J. Vendetti

/s/ J. Peter Wagner
---------------------------------  Director                            May 5, 1999
J. Peter Wagner

/s/ Frank D. Yeary
---------------------------------  Director                            May 5, 1999
Frank D. Yeary

                               INDEX TO EXHIBITS

Exhibit
Number
-------
5.1       Opinion of Latham & Watkins.
10.1*     NorthPoint Communications Group, Inc. Employee Stock Purchase Plan.
10.2      First Amendment to the NorthPoint Communications Group, Inc. Employee
            Stock Purchase Plan.
23.1      Consent of Latham & Watkins (included in Exhibit 5.1).
23.2      Consent of PricewaterhouseCoopers LLP.
24.1      Power of Attorney (included on page 5 of this registration statement).

________________________
*Incorporated by reference to Exhibit 10.1 of Amendment No. 1 to the registrant's registration statement on Form S-1 (File No. 333-73065) filed on March 31, 1999.